Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Apollo IG Core Replacement, L.P. (the “Company”) on Form 10-Q for the period ended September 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 10, 2026	By:	/s/ Michael Martinez
Michael Martinez
Chief Financial Officer
Apollo IG Core Replacement Advisors GP, LLC
General Partner, Apollo IG Core Replacement Advisors, L.P.
General Partner, Apollo IG Core Replacement, L.P.
(Principal Financial Officer)